UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

BIOVIE INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

BIOVIE INC.

680 W Nye Lane Suite 201

Carson City, NV 89703

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of BioVie Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of record of the Class A common stock, par value $0.0001 per share (the “Common Stock”), of BioVie Inc., a Nevada corporation (the “Company”), in connection with action taken by Acuitas Group Holdings, LLC (the “Majority Stockholder”), the holder of a majority of the issued and outstanding voting securities of the Company, approving in accordance with Nasdaq Listing Rule 5635(c) and 5635(d) (collectively, “Nasdaq Rule 5635”), by written consent in lieu of a special meeting dated July 15, 2022, the issuance to the Majority Stockholder in a private placement by the Company of (i) shares of Common Stock and (ii) a warrant to purchase shares of Common Stock (the “Warrant Shares”), (the “PIPE Financing”).

The approval of the PIPE Financing for purposes of Nasdaq Rule 5635 was taken by written consent pursuant to Section 78.320(2) of the Nevada Revised Statutes and Article II, Section 7 of the Company’s Amended and Restated Bylaws (the “Bylaws”), which provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company has obtained the approval of stockholders holding a majority of the Company’s issued and outstanding shares of Common Stock for such stock issuance as required by the Nasdaq Listing Rules.

This Information Statement is being mailed on or about ________ __, 2022, to stockholders of record as of July 15, 2022, referred to as the record date. The information statement is being delivered only to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act. The action shall be effective on or about ________ __, 2022, or approximately 20 days after we mail this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve the PIPE Financing. The accompanying Information Statement is provided solely for your information.

The Company is mailing this Notice and the accompanying Information Statement to stockholders on or about ________ __, 2022. This Information Statement will serve as written notice to the stockholders of the Company pursuant to the Company’s Bylaws.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors, Cuong V. Do Chief Executive Officer Dated: July __, 2022

INFORMATION STATEMENT

OF

BIOVIE INC.

Exhibit A: Written Consent of The Majority Stockholder To Action Taken Without A Meeting

-i-

PRELIMINARY INFORMATION STATEMENT — SUBJECT TO COMPLETION

INFORMATION STATEMENT

OF

BIOVIE INC.

680 W Nye Lane Suite 201

Carson City, NV 89703

(775) 888-3162

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

July 15, 2022

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN

CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

BioVie Inc., a Nevada corporation (“BioVie,” the “Company,” “we,” or “us”), is sending you this Information Statement solely for purposes of informing its stockholders of record as of July 15, 2022 (the “Record Date”), in the manner required by Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s amended and restated bylaws (the “Bylaws”), of the action taken by written consent by Acuitas Group Holdings, LLC, an entity controlled by Terren Peizer, Company’s Chairman (the “Majority Stockholder” or “Purchaser”), the holder of a majority of the issued and outstanding voting securities of the Company, to approve, for purposes of Nasdaq Listing Rule 5635(c) and 5635(d) (collectively, “Nasdaq Rule 5635”), the issuance to the Majority Stockholder in a private placement by the Company of (i) shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) and (ii) a warrant (the “Warrant”) to purchase shares of Common Stock (the “Warrant Shares”), on the terms and subject to the conditions set forth in the Securities Purchase Agreement, dated July 15, 2022 (the “Purchase Agreement”), between the Company and the Purchaser (the “PIPE Financing”).

The Company’s Common Stock is listed on the Nasdaq Capital Market, and the Company is subject to Nasdaq’s rules and regulations, including Nasdaq Rule 5635. Nasdaq Rule 5635, subsections (c) and (d), requires stockholder approval prior to certain issuances of securities, as follows:

(c)       the issuance of securities in a transaction (other than a public offering) to officers, directors, employees or consultants at a discount to the market value (the consolidated closing bid price immediately preceding the time the company enters into a binding agreement to issue the securities) (the “Current Market Price”); or

(d)       the issuance in a transaction (other than a public offering) of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the outstanding common stock or 20% or more of the voting power of a company for a purchase price that is lower than (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of a binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (such lower amount, the “Minimum Price”).

Under Nevada law and our Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding shares entitled to vote. On the Record Date, the Company was authorized to issue 800,000,000 shares of Common Stock and there were 24,893,083 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On July 15, 2022, the board of directors of the Company (with the Majority Stockholder abstaining) adopted resolutions approving the transactions in connection with the PIPE Financing. In connection with the adoption of these resolutions, the board of directors had been informed that holders of a majority of our outstanding shares of Common Stock were in favor of this proposal and would enter into a written consent approving the PIPE Financing. On July 15, 2022, the Majority Stockholder, who holds a total of 19,529,846 shares of our Common Stock, representing 78.2% of our outstanding shares of Common Stock as of the Record Date, consented in writing to the PIPE Financing (the “Stockholder Consent”). The full text of the Stockholder Consent is attached hereto as Exhibit A. As described below, the Majority Stockholder is also the sole purchaser in the PIPE Financing.

Accordingly, all necessary corporate approvals in connection with the PIPE Financing have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The general effect of the PIPE Financing is described in “APPROVAL OF THE PIPE FINANCING FOR PURPOSES OF NASDAQ RULE 5635”.

The Company knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of the Common Stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). Any statements contained in this Information Statement that are not statements of historical fact may be forward-looking statements, including, without limitation, the timing of and the anticipated benefits of the PIPE Financing. When we use the words “intends,” “estimates,” “predicts,” “potential,” “continues,” “anticipates,” “plans,” “expects,” “believes,” “should,” “could,” “may,” “will” or the negative of these terms or other comparable terminology, we are identifying forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in our periodic reports filed with the SEC, including those discussed in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K filed with the SEC on August 30, 2021 and the following factors::

- the risk of substantial dilution from future issuances of our equity securities;

- our limited operating history and experience in developing and manufacturing drugs;

- that none of our products are approved for commercial sale;

- our substantial capital needs;

- product development risks;

- our lack of sales and marketing personnel;

- regulatory, competitive and contractual risks;

- no assurance that our product candidates will obtain regulatory approval or that the results of clinical studies will be favorable;

- risks related to our intellectual property rights;

- uncertainty of successful development of biopharmaceuticals;

- the volatility of the market price and trading volume of our common stock;

- the other risks set forth in the documents incorporated by reference herein under the caption “Risk Factors.”

Except as may be required by applicable law, the Company does not undertake or intend to update or revise any forward-looking statements, and the Company assumes no obligation to update any forward-looking statements contained in this Information Statement as a result of new information or future events or developments. Thus, you should not assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based solely upon information made available to the Company, the following table sets forth information as of the Record Date regarding the beneficial ownership of the Company’s Common Stock by:

•	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of Common Stock;

•	each of the Company’s named executive officers and directors; and

•	all of the Company’s officers and directors as a group.

The percentage ownership information shown in the table is based upon 24,893,083 shares of Common Stock outstanding as of the Record Date.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of the Company’s capital shown as beneficially owned, subject to applicable community property laws.

In computing the number and percentage of shares beneficially owned by a person as of a particular date, shares that may be acquired by such person (for example, upon the exercise of options or warrants) within 60 days of such date are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

The address of each holder listed below, except as otherwise indicated, is c/o BioVie Inc., 680 W Nye Lane Suite 201, Carson City, NV 89703.

Name and Address of Beneficial Owner	Number of Common Shares Before PIPE Financing	Percentage Before PIPE Financing	Number of Common Shares After PIPE Financing	Percentage After PIPE Financing

Terren Peizer (1)	19,529,846	78.2%	30,438,938	84.8%
Cuong Do (2)	521,241	2.1%	521,241	1.8%
Joanne Wendy Kim (3)	49,100	*	49,100	*
Joe Palumbo (4)	24,883	*	24,883	*
Penny Markham (5)	58,593	*	58,593	*
Chris Reading (6)	44,700	*	44700	*
Clarence Ahlem (6)	44.700	*	44,700	*
Richard Berman (7)	85,913	*	85,913	*
Steve Gorlin (8)	128,713	*	128,713	*
Robert Hariri (9)	78,513	*	78,513	*
James Lang (10)	126,707	*	126,707	*
Sigmund Rogich (11)	79,500	*	79,500	*
Michael Sherman (12)	121,572	*	121,572	*
All directors and executive officers as a group	20,893,980	83.6%	31,803,072	89.5%

_________________________________

*Less than 1%

(1)	Includes warrants to purchase 7,272,724 shares of Common Stock. All shares held of record by Acuitas Group Holdings, LLC, a limited liability company 100% owned by Terren Peizer, and as to which, Mr. Peizer may be deemed to beneficially own or control. Mr. Peizer disclaims beneficial ownership of any such securities.

(2)	Includes warrants to purchase 70,667 shares of Common Stock and options to purchase 294,975 shares of Common Stock, which are exercisable within 60 days of July 15, 2022. All shares of Common Stock, warrants and options are held of record by Mr. Do or Do & Rickles Investments, LLC, a limited liability company 100% owned by Cuong Do and his wife, and as such, Mr. Do may be deemed to beneficially own or control.

(3)	Includes options to purchase 47,100 shares of Common Stock exercisable within 60 days of July 15, 2022.

(4)	Represents options to purchase 24,883 shares of Common Stock, all of which are exercisable within 60 days of July 15, 2022.

(5)	Includes options to purchase 85,593 shares of Common Stock exercisable within 60 days of July 15, 2022.

(6)	Includes options to purchase 44,700 shares of Common Stock exercisable within 60 days of July 15, 2022.

(7)	Includes options to purchase 84,313 shares of Common Stock, which are exercisable within 60 days of July 15, 2022.

(8)	Includes options to purchase 78,713 shares of Common Stock, all of which are exercisable within 60 days of July 15, 2022. Common Stock held by Steve Gorlin includes shares of Common Stock held by Mr. Gorlin’s wife.

(9)	Includes options to purchase 78,513 shares of Common Stock, all of which are exercisable within 60 days July 15, 2022.

(10)	Includes warrants to purchase 18,788 shares of Common Stock and options to purchase 83,875 shares of Common Stock, all of which are exercisable within 60 days of July 15, 2022.

(11)	Includes options to purchase 79,500 shares of Common Stock, all of which are exercisable within 60 days of July 15, 2022.

(12)	Includes warrants to purchase 13,606 shares of Common Stock and options to purchase 121,572 shares of Common Stock, all of which are exercisable within 60 days of July 15, 2022. Common Stock held by Michael Sherman includes 13,333 shares of the Common Stock held of record by Sherman Children’s Trust Brian Krisber, Trustee. All shares of Common Stock, warrants and options are deemed to be beneficially owned or controlled by Michael Sherman.

APPROVAL OF THE PIPE FINANCING FOR PURPOSES OF NASDAQ RULE 5635

Purpose of the PIPE Financing

Our Board of Directors believes it is in the best interests of the Company to raise capital in the amount of $6.0 million in a private placement transaction to fund the working capital needs of the Company.

Description of the PIPE Financing

On July 15, 2022, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with the Purchaser, pursuant to which the Company agreed to issue and sell to the Purchaser, and the Purchaser agreed to purchase from the Company, in a private placement, (i) an aggregate of 3,636,364 shares (the “PIPE Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), at a price of $1.65 per share and (ii) a warrant (the “Warrant”) to purchase up to a number of shares of Common Stock equal to 200% of the PIPE Shares (the “Warrant Shares”) at an exercise price of $1.82, with a term of exercise of five years. The aggregate purchase price for the PIPE Shares and the Warrant (collectively, the “Securities”) sold in the Private Placement was approximately $6.0 million. The closing of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions and is expected to occur on or about ________ __, 2022, or approximately 20 days after the mailing of this Information Statement.

As required under Nasdaq Listing Rule 5630, the independent directors with no interest in the PIPE Financing different from, or in addition to, the interests of the Company’s stockholders generally negotiated the terms and conditions of the PIPE Financing and approved the PIPE Financing.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full and complete terms of the Purchase Agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 15, 2022, which is incorporated herein by reference.

Reason for Stockholder Approval

Pursuant to Nasdaq Stock Market Listing Rule 5635(c), if a company intends to issue securities to an officer, director, employee or consultant of the company at a price less than the Current Market Price, the issuer generally must obtain the prior approval of its stockholders. Terren Peizer, the Company’s Chairman, is the direct beneficial owner of the Majority Stockholder, and as such, the PIPE Financing may be considered an issuance of securities to a director of the Company. Moreover, the Current Market Price was $1.81 on July 14, 2022, therefore the purchase price for the Securities is less than the Current Market Price. As a result, Nasdaq Rule 5635(c) requires that the Company obtain stockholder approval prior to issuing the Securities to the Purchaser.

Pursuant to Nasdaq Stock Market Listing Rule 5635(d), if an issuer intends to issue securities in a transaction which could result in the issuance of 20% or more of the issued and outstanding shares of the issuer’s common stock on a pre-transaction basis for less than the Minimum Price for such stock, the issuer generally must obtain the prior approval of its stockholders. The Minimum Price was $1.81 on July 14, 2022, therefore the purchase price for the Securities is less than Minimum Price. In addition, as of July 14, 2022, the Company had 24,893,083 shares of Common Stock issued and outstanding (the “Outstanding Shares”). The maximum number of shares of Common Stock to be issued to the Purchaser in the PIPE Financing, assuming exercise in full of the Warrants, would result in the issuance of 10,909,092 shares, which is equal to 43.8% of the Outstanding Shares on a pre-transaction basis. As a result, Nasdaq Rule 5635(d) requires that the Company obtain stockholder approval prior to issuing the Securities in the PIPE Financing.

To ensure compliance with Nasdaq Rule 5635, the Purchase Agreement provides that the Company may not issue and the Purchaser may not purchase any Securities unless stockholder approval is obtained for such issuance.

Effect of the PIPE Financing on Existing Stockholders

The issuance of Securities pursuant to the Purchase Agreement will not affect the rights of the holders of outstanding Common Stock, but such issuances will have a dilutive effect on the Company‘s existing stockholders, including the voting power and economic rights of the existing stockholders.

Subject to the satisfaction or waiver of the conditions to the closing of the PIPE Financing, upon the closing of the PIPE Financing, (i) 3,636,364 shares of Common Stock and (ii) warrants to purchase up to 7,272,728 shares of Common Stock will be issued to the Majority Stockholder pursuant to the terms of the Purchase Agreement. Collectively, these issuances, assuming full exercise of the Warrants, will represent approximately 43.8% of the issued and outstanding shares of Common Stock and will increase the beneficial ownership of Mr. Peizer from approximately 78.2% to 84.8% of our issued and outstanding shares of Common Stock.

Approval of the PIPE Financing

The approval of the PIPE Financing, including for purposes of Nasdaq Rule 5635, requires the approval of the holders of our outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The Majority Stockholder, the holder of 19,529,846 shares of Common Stock, or approximately 78.2% of the Outstanding Shares entitled to vote on this corporate action, approved the PIPE Financing by a written consent in lieu of special meeting, the form of which is attached hereto as Exhibit A. Accordingly, the limitations on issuances and sales of securities under Nasdaq Rule 5635 will not apply to the PIPE Financing. Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, such action may not be effected until at least 20 calendar days following the mailing of this Information Statement to our stockholders. This Information Statement is first being mailed on or about ________ __, 2022 to the Company’s stockholders of record as of the Record Date.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the General Corporation Law of the State of Nevada, our stockholders are not entitled to appraisal rights with respect to the PIPE Financing.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Unless the Company is otherwise advised by the stockholders, we will only deliver one copy of this Information Statement to multiple stockholders sharing an address. This practice known as “householding” is intended to reduce the Company’s printing and postage costs.

We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder, who wishes to receive a separate copy of this Information Statement, may direct such request to the Company at 680 W Nye Lane Suite 201, Carson City, NV 89703, or you can contact us via telephone at (775) 888-3162. Stockholders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports and other documents with the SEC. These reports contain additional information about BioVie. The Company’s SEC filings are made available electronically to the public at the SEC’s website located at www.sec.gov. Stockholders can also obtain free copies of the Company’s SEC filings through the “Investors” section of the Company’s website at www.biovieinc.com. The Company’s website address is being provided as an inactive textual reference only. The information provided on the Company’s website, other than the copies of the documents listed or referenced below that have been or will be filed with the SEC, is not part of this Information Statement, and therefore is not incorporated herein by reference.

The SEC allows the Company to “incorporate by reference” information that it files with the SEC in other documents into this Information Statement. This means that the Company may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement. This Information Statement and the information that the Company files later with the SEC may update and supersede the information incorporated by reference. Such updated and superseded information will not, except as so modified or superseded, constitute part of this Information Statement.

The Company is incorporating by reference the filings listed below and any additional documents that the Company may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial filing of this Information Statement and before the actions described in this Information Statement become effective, except the Company is not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021 filed with the SEC on August 30, 2021 (the “2021 10-K”);
•	The Company’s definitive proxy statement on Schedule 14A filed with the SEC on September 14, 2021;
•	The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2021, December 31, 2021 and March 31, 2022 filed with the SEC on November 10, 2021, February 8, 2022 and May 11, 2022, respectively;
•	The Company’s Current Reports on Form 8-K filed with the SEC on August 11, 2021, October 14, 2021, December 1, 2021, June 29, 2022, and July 15, 2022; and
•	The description of the Company’s securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, filed as Ex. 4.4 of the 2021 10-K.

The Company undertakes to provide without charge to each person to whom a copy of this Information Statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this Information Statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this Information Statement incorporates. You may obtain documents incorporated by reference by requesting them in writing at BioVie Inc., 680 W Nye Lane Suite 201, Carson City, NV 89703 or by telephone at (775) 888-3162.

OTHER MATTERS

The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this Information Statement. This Information Statement is dated July 15, 2022. No assumption should be made that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement will not create any implication to the contrary.

The Company will make arrangements with brokerage firms and other custodians, nominees and fiduciaries who are record holders of the Company’s Common Stock for the forwarding of this Information Statement to the beneficial owners of the Company’s Common Stock. The Company will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

By Order of the Board of Directors, Cuong V. Do Chief Executive Officer Dated: July __, 2022

EXHIBIT A

WRITTEN CONSENT
IN LIEU OF A MEETING
OF
THE MAJORITY STOCKHOLDER OF
OF
BIOVIE INC.

Pursuant to Section 78.320 of the Nevada Revised Statutes (the “NRS”) and Article II, Section 7 of the Amended and Restated By-laws (the “Bylaws”) of BioVie Inc., a Nevada corporation (the “Company”), the undersigned stockholder (the “Majority Stockholder”), which holds at least a majority of the issued and outstanding shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), does hereby waive any and all notices that may be required to be given with respect to a meeting of the stockholders and, in lieu of holding a special meeting of the stockholders, hereby consents to the adoption of and hereby adopts by written consent the following resolution. Pursuant to Article II, Section 7 of the Bylaws, prompt notice of the below action shall be given to those stockholders who have not consented in writing.

WHEREAS, the board of directors of the Company (the “Board”) previously adopted and has determined that it is advisable, fair to and in the best interests of the Company and its stockholders for the Company to enter into the Securities Purchase Agreement (the “Purchase Agreement”), dated July 15, 2022, by and between the Company and Acuitas Group Holdings, LLC, a California limited liability company, as purchaser (the “Purchaser”), in substantially the form attached hereto as Exhibit A. For purposes of these resolutions, any capitalized terms used and not otherwise defined shall have the meaning ascribed to such terms in the Purchase Agreement; and

WHEREAS, on the terms and subject to the conditions set forth in the Purchase Agreement, the Company will issue and sell to Purchaser (i) 3,636,364 shares of Common Stock (the “PIPE Shares”) and (ii) a warrant (the “Warrant”) to purchase 7,272,728 shares of Common Stock (the “Warrant Shares”), as more fully set forth in the Purchase Agreement; and

WHEREAS, pursuant to Nasdaq Listing Rule 5635, stockholder approval is required for the issuance of the PIPE Shares, the Warrant and the Warrant Shares.

NOW, THEREFORE, BE IT RESOLVED, that the issuance of the PIPE Shares, the Warrant and the Warrant Shares, subject in each case to the terms and conditions set forth in the Purchase Agreement, be and hereby is approved.

[Signature page follows]

A-1

IN WITNESS WHEREOF, the undersigned has duly executed this written consent on the date set forth below.

ACUITAS GROUP HOLDINGS, LLC
Date: _____________	By: ___________________________ Name: Terren S. Peizer Title: Chairman

A-2